Exhibit 10.30

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Amendment to Coke Purchase Agreement and Letter Agreement, Consent to Permit Modification, and Mutual Release

This Amendment to Coke Purchase Agreement and Letter Agreement, Consent to Permit Modification, and Mutual Release (“Agreement”) is by and between Ispat Inland Inc., a Delaware corporation (formerly known as Inland Steel Company) (“Ispat Inland”), and Indiana Harbor Coke Company, L.P., a Delaware limited partnership (“IHCC”):

RECITALS

A. Ispat Inland and IHCC are parties to the following agreements:

(i)	The “Amended and Restated Coke Purchase Agreement” dated as of February 19, 1998 (the “Coke Purchase Agreement”);

(ii)	The “Amended and Restated Ground Lease” dated as of November 12, 1996 (the “Lease”);

(iii)	The “Environmental Indemnity Agreement” dated November 12, 1996 (the “Indemnity Agreement”);

(iv)	The “Confidentiality Agreement” dated as of November 12, 1996 (the “Confidentiality Agreement”);

(v)	The “Amended and Restated Services Agreement” dated as of February 19, 1998 (the “Services Agreement”);

(vi)	The “Payroll and Benefits Administration Agreement” dated as of January 1, 1998 (the “Payroll Agreement”);

(vii)	The “Cooperation Agreement” dated November 12, 1996 (the “Cooperation Agreement”); and

(viii)	The letter agreement dated November 22, 2000 (the “Letter Agreement”).

B. IHCC operates a certain heat recovery coke plant located within the premises particularly described in Exhibit “A” to the Lease (the “Coke Plant”), and supplies an assured tonnage of furnace coke to Ispat Inland on a “take or pay” basis pursuant to the foregoing agreements.

C. IHCC and Cokenergy, Inc., an Indiana corporation (“Cokenergy”), are parties to an “Access, Operating and Fuel Supply Agreement” (the “Fuel Supply Agreement”), Ispat Inland contends it is a third party beneficiary of the Fuel Supply Agreement.

D. In connection with an arbitration proceeding between IHCC and Ispat Inland conducted in Chicago, Illinois before Judge Mel R. Jiganti of the Judicial Arbitration and Mediation Service (the “First Arbitration”), (i) IHCC alleged various breaches of the Coke Purchase Agreement and sought certain declaratory relief as set forth in its “Amended And Restated Request For Relief Based On The Evidence Adduced At The Arbitration Hearing Herein” (the “Demand”); and (ii) Ispat Inland alleged various breaches of the Coke Purchase

Agreement and sought certain declaratory relief as set forth in its “Revised Counterdemand of Ispat Inland Inc.” the “Counterdemand”).

E. Following the hearing in the First Arbitration, a “Preliminary Order” dated September 13, 2000 was issued by Judge Jiganti which set forth certain damage awards and declaratory rulings. In connection therewith, and pursuant to the letter agreement between IHCC and Ispat Inland dated November 1, 2000, the damage awards set forth in such Preliminary Order have been paid and satisfied.

F. Ispat Inland otherwise alleges that IHCC has breached the Coke Purchase Agreement, the Lease, the Cooperation Agreement, the Indemnity Agreement and the Fuel Supply Agreement as set forth in its Notice of Intent to Arbitrate, dated March 23, 2000, and its draft arbitration demand, dated December 2000 (such arbitration being the “Second Arbitration”). IHCC denies those allegations.

G. Except as otherwise set forth herein, Ispat Inland and IHCC desire to resolve and fully release and discharge each other from the forgoing disputes and from any and all other disputes arising prior to the Effective Date of this Agreement.

In consideration of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt of which is acknowleged by Ispat Inland and IHCC, Ispat Inland and IHCC agree as follows:

1. Effective Date. The effective date (“Effective Date”) of this Agreement is March31, 2001.

2. First Arbitration. The findings and declarations set forth in the “Preliminary Order” issued in connection with the First Arbitration shall be considered as final and binding upon MCC and Ispat Inland, and the parties agree and acknowledge that all payments required under said Preliminary Order have been paid and satisfied. In addition, IHCC and Ispat Inland acknowledge that, as of the Effective Date, they have agreed upon a protocol for the certification of the “Ramsey C8 Belt Scale”, a copy of which is attached hereto as Exhibit “A”, and that they will investigate and consider in good faith further revisions to such protocol relating to the installation and use of a test chain. Subject to the foregoing, the parties agree to take such action as is necessary to have any remaining aspects of the First Arbitration terminated and dismissed.

3. Second Arbitration. The parties agree to take such action as is necessary to have all aspects of the Second Arbitration terminated and dismissed.

4. Permit Modification. As soon as reasonably practicable, but in no event later than March 31, 2001, Ispat Inland and IHCC shall submit, in conjunction with Cokenergy, an application to the Indiana Department of Environmental Management (the “Application”) to modify each company’s individual air permit (collectively the “Air Permit”). Such Application shall include requests to (i) allow venting of flue gas through vent stacks located within the Coke Plant up to ***** on a twenty four hour basis and ***** on an annual basis; (ii) reallocate particulate matter, including TSP/PM/PMN (collectively, “PM”), SO2, NON, VOC, and lead emissions from both the vent stacks and the main stack located within the Coke Plant; (iii) revise

PM emission limits to include the condensible portion of those emissions; and (iv) revise the PM netting analysis so that ***** tons per year of condensible PM credits are made available for Coke Plant operations from Ispat Inland’s contemporaneous decrease ledger. Ispat Inland and MCC shall exercise their best efforts to obtain the modifications to the Air Permit, and to prepare and submit any other related filings and/or applications reasonably necessary thereto. Such efforts shall include, but shall not be limited to, providing (as applicable) Ispat Inland and IHCC with all information and certifications reasonably required to be provided by either of them in connection therewith.

5. Further Escrow Deposits. As of the Effective Date, Ispat Inland is relieved from its obligation under the Coke Purchase Agreement to deposit fifty percent (50%) of the Credit Discount into the escrow account described in Section 9.1 of the Coke Purchase Agreement.

6. Release of Existing Escrow Funds. Contemporaneous with the submission to IDEM of the Application, Ispat Inland and IHCC shall deliver a certificate to the Escrow Agent, substantially in the form attached hereto as Exhibit “B”, as well as an appropriate incumbency certificate from each party, to instruct the Escrow Agent to release to Ispat Inland all escrow funds held by the Escrow Agent, pursuant to that certain Escrow Agreement among IHCC, Ispat Inland and The Bank of New York, as Escrow Agent, dated as of February 19, 1998.

7. Billing and Payment. Following the release of such escrow funds, the payment terms and invoicing procedures set forth in Section 7.1(b) of the Coke Purchase Agreement shall be implemented by Ispat Inland and IHCC with respect to the Coke Purchase Agreement and the Letter Agreement, and the payment terms and invoicing procedures set forth in Section 7.1(a) of the Coke Purchase Agreement thereafter shall have no further force or effect with respect to coke sales not previously invoiced pursuant to the Coke Purchase Agreement and the Letter Agreement. In order to implement such payment terms and invoicing procedures, outstanding invoices for coke sales made pursuant to the Coke Purchase Agreement and the Letter Agreement as of the date such escrow funds are released shall be paid by Ispat Inland within three (3) business days thereafter. Moreover, if such escrow funds are released after the fifteenth day of the applicable month, then (for that month only) on the date of such release IHCC shall transmit to Ispat Inland a provisional invoice for the amount of coke purchased by Ispat Inland during such month, and such amount shall be due and payable in immediately available funds on the last business day of the month during which such provisional invoice is transmitted to Ispat Inland, or three (3) business days after receipt of such provisional invoice, whichever is later. Final adjustments to such provisional invoice shall be made in accordance with Section 7.1(b) of the Coke Purchase Agreement.

In addition, the procedures by which Ispat Inland is paid for the Inland Services it provides under the Services Agreement shall be modified so that the payment for Inland Services provided by Ispat Inland in any month continues to be offset against the cost of the Coke purchased by Ispat Inland in such month. A provisional charge for such services, which shall be based upon Ispat Inland’s good faith estimate of the payment due by IHCC to Ispat Inland under the Services Agreement, shall be made in connection with the provisional invoice submitted by IHCC to Ispat Inland for the applicable month in accordance with Section 7.1(b) of the Coke Purchase Agreement. Final adjustments to such provisional charge, which shall be based upon actual charges for such services payable by IHCC to Ispat Inland in accordance with the Services

Agreement less the estimated charges set forth in the applicable provisional invoice, shall be made contemporaneously with Inland’s submission to IHCC of the provisional charge for the following month.

8. Current Coke Quality Specifications. As of the Effective Date, the Coke Quality Specifications for the coal blend utilized at the Coke Plant are set forth in attached Exhibit “C”.

9. Adjustment to Coke Quality Specifications. When the blend of coals to be utilized at the Coke Plant is changed in accordance with Section 4.2 of the Coke Purchase Agreement, IHCC and Ispat Inland shall promptly submit to each other, in writing, proposed revisions to the Coke Quality Specifications for Ash, Stability, Alkalies, Phosphorus, Sulfur, and CSR (the “Coal Blend Related Specifications”). If IHCC and Ispat Inland cannot agree upon the Coal Blend Related Specifications within sixty (60) days following the date the selected coal blend is initially utilized at the Coke Plant, then the (i) “average” specification for the Coal Blend Related Specifications shall be automatically revised based upon the average values of Ash, Stability, Alkalies, Phosphorus, Sulfur, and CSR of the coke produced from the selected coal blend during such sixty (60) day period the “Revised Average”); and (ii) “price increase range”, “minimum value”, “maximum value”, “price decrease range” and “reject value” specifications for the Coal Blend Related Specifications shall be revised upwards or downwards in accordance with the actual increase or decrease in the Revised Average. Such revisions (whether agreed upon by the parties or imposed automatically) shall be retroactive to the date the selected coal blend is initially utilized at the Coke Plant, but shall be first incorporated into the monthly quality summary for the month in which such revisions become effective. Price adjustments made pursuant to Section 4.7 of the Coke Purchase Agreement for Ash, Stability, Sulfur, and CSR shall be based upon the Coal Blend Related Specifications, and such price adjustments shall be debited or credited in accordance with Section 4.8(a) of the Coke Purchase Agreement. Any Price adjustment made pursuant to Section 4.7 of the Coke Purchase Agreement for Phosphorus also shall be based upon the Coal Blend Related Specifications, and such price adjustment shall be debited or credited in accordance with Section 4.8(b) of the Coke Purchase Agreement. Provided, (i) IHCC shall refund to Ispat Inland, in the form of a credit to be invoiced during April 2001, the sum of $***** as full satisfaction of credits claimed by Ispat Inland related to the ash and sulfur content of Coke sold pursuant to the Coke Purchase Agreement from November 27, 1998 through December 31, 2000; (ii) any price adjustment for the coal blend utilized at the Coke Plant as of the Effective Date shall be retroactive only to January 1, 2001, and shall be invoiced (debit or credit) during April 2001; and (iii) when the parties agree to accept coal in the coal specification rejection range, penalties attributable to the use of that coal shall offset any price decrease provided for in the Coal Blend Related Standards where such coal is utilized in the selected coal blend.

10. Release by IHCC. Subject to Sections 2 and 11 herein, IHCC releases and forever discharges Ispat Inland, Ispat International N.V., their subsidiaries, affiliates and partners, and their present and past officers, directors, employees and agents from any and all manner of claims, liabilities, demands, damages (including interest), actions, causes of action, both known and unknown, fixed or contingent (collectively, “Claims”), that IHCC may now have, or that may subsequently accrue to IHCC by reason of any action, inaction, circumstance or matter that occurred or initially arose prior to the Effective Date; provided, however, that the release of any such Claim shall not be construed as a waiver or relinquishment of any Claim arising in the future, but the same shall continue and remain in full force and effect. In addition, the release of any such Claim shall not be considered a precedent applicable to the interpretation of any of the Applicable Agreements, as hereinafter defined. Provided, the term “Claims” does not include (i) costs or credits incurred prior to the Effective Date and properly payable by or to Ispat Inland in accordance with Section 5.1(a) of the Coke Purchase Agreement; and (ii) credits or charges for actual operating expenses compared to the Annual Budget (as described in Section 5.1(b)(1) of the Coke Purchase Agreement) for the first quarter of the 2001 fiscal year as determined in accordance with Section 5,1(6)(1) of the Coke Purchase Agreement.

11. Claims not Released by IHCC. The following Claims are not released or discharged by IHCC:

(i)	Claims for indemnity by IHCC against Ispat Inland arising out of the Environmental Indemnity Agreement;

(ii)	Accounts receivable by IHCC for coke produced in February and March of 2001 pursuant to the Coke Purchase Agreement , the Letter Agreement;

(iii)	Real estate, personal property, and inventory taxes payable by IHCC associated with the Coke Plant and related coke and coal inventories that are subject to reimbursement by Ispat Inland;

(iv)	Claims of IHCC arising out of any breach by Ispat Inland of the Confidentiality Agreement or Section 15.11 of the Coke Purchase Agreement; and

(v)

Claims by IHCC against Ispat Inland arising under the Coke Purchase Agreement related to any actual or proposed loss, disallowance, or reduction by the -Internal Revenue Service of all or a portion of federal income tax credits provided for in Section 29 of the Internal Revenue Code of 1986, as amended.

12. Release by Ispat Inland. Subject to Sections 2 and 13 herein, Ispat Inland releases and forever discharges IHCC, Indiana Harbor Coke Company, Sun Coke Company, Sunoco, Inc., their subsidiaries, affiliates and partners, and their present and past officers, directors, employees and agents from and against any and all manner of Claims that Ispat Inland may now have, or that may subsequently accrue to Ispat Inland by reason of any action, inaction, circumstance or matter that occurred or initially arose prior to the Effective Date; provided, however, that the release of any such Claim shall not be construed as a waiver or relinquishment of any Claim arising in the future, but the same shall continue and remain in full force and effect. In addition, the release of any such Claim shall not be considered a precedent applicable to the interpretation of any of the Applicable Agreements, as hereinafter defined.

13. Claims not Released by Ispat Inland. The following Claims are not released or discharged by Ispat

(i)	Claims for indemnity by Ispat Inland against IHCC arising out of the Environmental Indemnity Agreement;

(ii)	Accounts receivable by Ispat Inland for services rendered in February and March of 2001 pursuant to the Services Agreement;

(iii)	Wage, benefit, and other costs payable by IHCC to Ispat Inland pursuant to the Payroll Agreement;

(iv)	Claims of Ispat Inland by reason of any breach by TFICC of the Confidentiality Agreement or Section 15.11 of the Coke Purchase Agreement;

(v)	Claims of Ispat Inland by reason of the Annual Budget (as described in Section 5.1(b)(1) of the Coke Purchase Agreement) for the 2001 fiscal year;

(vi)	Claims resulting from arithmetical errors or items not supported by invoices; and

(vii)	Claims arising out of the Discount for Section 29 Tax Credits of the Contract Price Formula, as described in Section 5.1(e) of the Coke Purchase Agreement.

14. Affirmation of Agreements; Non-Waiver. Ispat Inland and II-ICC affirm that all terms, conditions and requirements of agreements set forth in Recital A of this Agreement (the “Applicable Agreements”) remain in full force and effect, except as expressly amended hereby. Without limiting the foregoing, this Agreement shall not be construed as amending or otherwise modifying Section 5.1(e) of the Coke Purchase Agreement. Furthermore, except for Claims released and discharged hereby, Ispat Inland and IHCC shall be entitled to exercise and enforce all legal and/or equitable remedies that are available to either of them by reason of any breach of, or any default under, any of the Applicable Agreements.

15. Attorneys’ Fees. In the event any action or proceeding is brought in connection with this Agreement or its enforcement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees from the other party.

16. Construction of Agreement. This Agreement shall not be construed as an admission by either party to this Agreement of any liability to the other party or to any third party. In addition, no provision of this Agreement shall be interpreted for or against any party on the basis that such party drafted such provision.

17. Applicable Law. This Agreement shall be construed and enforced in accordance with the state of Indiana.

18. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Ispat Inland, IHCC, and their respective successors and assigns. This Agreement is not intended to benefit any other person.

19. Entire Agreement. The terms of this Agreement contain every aspect of the agreement reached between Ispat Inland and MCC with respect to the matters covered in this Agreement. This Agreement speaks for itself and cannot be modified in any way by any evidence or reference to any other negotiations or purported agreement between the parties. To that end, each party clearly intends that no evidence except the provisions of this Agreement may be introduced in any proceeding involving this Agreement. There are no representations, stipulations, warranties, agreements or understandings with respect to the subject matter of this Agreement which are not fully expressed herein. Provided, this Agreement shall not be construed as amending, modifying, or otherwise superseding the terms and conditions of the letter agreement dated August 30, 2000, between Ispat Inland, on the one hand, and FFICC and Jewell Coke Company, L.P. (“Jewell”), on the other, as such letter agreement pertains to the sale of eighty thousand (80,000) tons of coke by Jewell to Ispat Inland.

20. Counterpart Execution. This Agreement may be signed in counterparts, and each counterpart shall have the same force and effect as though the signatures were contained in a single document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Ispat Inland Inc.		Indiana Harbor Coke Company, L.P., through Indiana Harbor Coke Company, its general partner.

By:	/s/ President	By:	[Illegible]
Title:	President	Title:

Exhibit “A” to Amendment to Coke Purchase Agreement and Letter Agreement, Consent to

Permit Modification, and Mutual Release

CALIBRATION AND MAINTENANCE OF THE RAMSEY 10-14 BELT SCALE

PURPOSE:         Describes the steps necessary to maintain proper calibration of the Ramsey Belt Conveyor Scale.

•

Twice weekly, perform an auto zero run in addition to the span check auto zero, and record and chart the results in the Ramsey scale book, subject to and in accordance per attachment I. (As used herein and in “Attachment 1”, the phrase “auto zero run” does not refer to auto zero tracking.) Acceptable results for a zero drift are less than +/-.25% error.

•

Once weekly, perform a simulated test utilizing the static weights per attachment 2. Acceptable results for a span are less than +/- 0.25% from the value obtained immediately after the last valid material test.

•

On a weekly basis, inspect the conveyor to check that all idlers are freely turning. Note any idlers that need replacing and refer them to maintenance for replacement. Note: If any of the precision idlers in the scale area are changed, the calibration of the scale may be affected. A material test should be conducted to verify that the scale is weighing accurately.

•	Inspect the scale for coke that may be built up or lodged in the scale carriage before performing maintenance calibration. Clear any coke and re-zero and span the scale.

•	When performing greasing, belt training, belt tension adjustments, and skirt board adjustments or replacements, the scale shall be zeroed.

•	Once every six months, perform a material test per attachment 3.

•

Inland shall be given access to all scale records including those in the scale memory and hard copies of charts (attachment 4) and records (attachment 5). Such access includes material tests, zero, and span checks and calibrations. Inland at its option may audit any scale related procedures, charts, and reports upon at least forty-eight (48) hours’ prior written notice and during normal working hours.

Attachment 1 to Calibration and Maintenance of the Ramsey 10-14 Belt Scale

Zero Calibration

Run the belt for at least 1/2 hour before testing. The belt needs to be empty of all material before beginning an auto zero run. If material comes onto the belt during the test, wait for material to clear the belt then hit RUN and re-start the test. Do not re-zero the scale during adverse weather conditions such as high winds, rain or snow.

Perform a routine inspection of conveyor prior to performing maintenance calibration.

1)	Press MENU

2)	Press ZERO CAL

3)	Press START

The time will count down to zero indicating that three revolutions of the belt have passed. The upper display will read Auto Zero Complete.

4)	The integrator will display a percent error record and chart the value “as found”. If the error exceeds +/- 0.25%, see troubleshooting, correct the problem, and re-zero the scale. For errors less than +/- 0.25%, zero the scale by pressing yes and record and chart the “as left” value in the scale book.

5)	Confirm the zero calibration with a repeat check. If greater than +/- 0.25% go to step 1.

Troubleshooting

Common causes of zero calibration shifts are:

1)	Material built up on or lodged in the weighbridge. Clean the weighbridge and re-zero the scale

2)	Change in conveyor belt tracking. Alignment should be in the center of the scale area idlers when the belt is empty and loaded.

3)	Non-uniform conveyor belting.

4)	Trouble in electronic measuring components.

5)	Severely overloaded loadcell.

Attachment 2 to Calibration and Maintenance of the Ramsey 10-14 Belt Scale

Span Calibration

Run the belt for at least 1/2 hour before testing. The belt needs to be empty of all material. If material conies during the test, hit RUN and re-start the test. It is preferred not to run a span during adverse weather conditions as results may be affected.

Perform a zero prior to span calibration per attachment 1

1)	Record Master Totalizer number “as found”

2)	Press MENU

3)	Press SPAN CAL

4)	Press Continue

5)	Place the simulated weights on the weighbridge

6)	Press START

The time will count down to zero indicating that three revolutions of the belt have passed. The upper display will read Auto Span Complete.

7)	The integrator will display a span percent error. Do not change the span. Record and chart the “as found” error in the scale book. An acceptable error is less than +/- 0.25% from the value obtained immediately after the last material test. Record and chart the “as left” value in the scale book. For errors exceeding that percentage range, see troubleshooting, correct the problem, zero and re-span the scale. Record and chart the “as left” value in the scale book. If the error is greater than +/- 0.75%, troubleshoot, correct the problem, zero and re-span the scale. Record and chart the “as left” values. Perform a material test at the earliest opportunity.

8)	Confirm the span calibration with a repeat check. (See step 6.)

9)	Record the master totalizer number “as left” value.

Troubleshooting

Common causes of span calibration shifts are:

1)	Changes in conveyor belt tension

2)	Speed sensor roller material build-up or slipping

3)	Scale alignment

4)	Severely overloaded loadcell

5)	Trouble in electronic measuring components

Attachment 3 to Calibration and Maintenance of the Ramsey 10-14 Belt Scale

Material Calibration

1)	Identify an accurate reference scale, such as a portable truck scale with an accuracy of +/0.2%. The scale should provide printable scale information including weight, time, date, and weight readable in 20# gradations.

2)	Calibrate the scale one-day before the test with NIST traceable static weights using a buildup test to the highest gross weight in use for the materials tested. Use this scale for the reference scale for the material test. If the difference is greater than +/- 0.25% troubleshoot the problem and then recalibrate the reference scale.

3)	Arrange for rental of adequate trucks.

4)	Obtain the following conveying equipment and manpower to operate same:

(Screening station side of C-8) - a generator to provide a power supply, a Thunderbird type feed conveyor with an enclosed chute, a hopper conveyor with an adjustable feed gate, an extension conveyor, booting to load slag onto C-8 conveyor

(Coke loading side) - a generator to provide power, a collection hopper with an adjustable gate, an extension conveyor for loading trucks.

5)	Obtain not less than 110 tons 2” blast furnace slag or other appropriate material to serve as the test material.

6)	Obtain empty weights on all trucks by truck number on the day of the test.

7)	Load five trucks with not less than 110 tons of material.

8)	Weigh the trucks on the above-calibrated scale.

9)	Run C-8 belt empty for at least 30 minutes before commencing the test.

10)	Zero the scale (reference Attachment 1 when zeroing).

11)	Conditions such as high wind, rain or snow will adversely affect the outcome of the material test. If such conditions exist at the time of the test, consideration should be given to reschedule the test under more favorable weather conditions.

12)	Position one truck under the west chute at the coke loading station for catching overflow material.

13)	Before commencing the test, verify that the 7 Blast Furnace 10 belt has been shut down and an “E” switch has been pulled. This precaution is very important, as the parties do not want to send material other than coke to the blast furnace.

14)	Begin loading slag into the Thunderbird, note truck number.

15)	Record the “as found” Master Totalizer quantity. Set the IHCC C-8 scale to material mode:

1.	Press MENU

2.	Press Mat’l Cal

3.	Press Start

This procedure will allow the scale to accumulate tonnage without adding it to the master total for the scale. At end of the test do not add reference material to totals.

16)	Start up the generator and portable conveyors.

17)	Maintain radio contact between the material feed system, coke load out and the scale for coordination purposes.

18)	Begin loading material onto C-8 belt. Assure spillage at the transfer points is captured and put back into the hopper. If spillage cannot be captured, modify the system to eliminate the problem and re-start the test. Adjust the feed rate with the gate on the hopper conveyor to maintain a steady scale loading between 140 and 392 tons per hour. Previous tests have shown a rate of 170 to 250 tons per hour to be optimum.

19)	Document truck numbers and tabulate weights as they dump into the Thunderbird.

20)	As trucks fill at the coke loading area flop the gate toward the west pantleg while the trucks switch out.

21)	Continue until all pre-weighed material has cleared the C-8 conveyor and been loaded into trucks.

22)	Compare the tons dumped by truck onto C-8 to the tons accumulated on the scale and calculate the error as follows:

*****

Adjust the scale by the amount of error.

23)	Perform three confirming material tests. Results must be within +/- 0.50% of the pre-weighed material weight. If the results are not within that percentage range, recalibrate the scale.

24)	Perform a span test on the scale to reference the static weights to the material test. Document the error in the scale book.

25)	After the test is complete, jog the Blast Furnace 10 belt and remove any material that may have accumulated in the chute at our coke loading station.

26)	Record and chart the “as left” Master totalizer, the span and zero values.

Exhibit “B” to Amendment to Coke Purchase Agreement and Letter Agreement, Consent to

Permit Modification, and Mutual Release

CERTIFICATE

To:	The Bank of NewYork

    101 Barclay Street, 12E

    New York, New York 10286

Pursuant to Section 4(a)(x) of that certain Escrow Agreement among Indiana Harbor Coke Company, L.P. (“Seller”), Ispat Inland Inc. (“Purchaser”), formerly known as Inland Steel Company, and the Bank of New York as Escrow Agent (“Escrow Agent”), Seller and Purchaser certify that the Escrow Agent is hereby authorized and directed to transfer from the First Escrow Fund to Purchaser all funds presently in such First Escrow Fund.

This document may be executed in counterparts by each party which shall constitute one fully executed document.

Please wire transfer all such funds to Ispat Inland Inc.’s Account No. ***** at the Mellon Bank, *****, no later than the close of business, April 2, 2001

Dated: March     , 2001

Indiana Harbor Coke Company, L.P. Through Indiana Harbor Coke Company, its General Partner	Ispat Inland Inc., Formerly known as Inland Steel Company

By:	By:

Name:	Name:

Title:	Title:

Exhibit “C” to Amendment to Coke Purchase Agreement and Letter Agreement, Consent to

Permit Modification, and Mutual Release

	Price Increase Range	Minimum Value	Average	Maximum Value	Price Decrease Range	Rejection Value
Ash	*****	*****	*****	*****	*****	*****
Stability	*****	*****	*****	*****	*****	*****
Mean Size	*****	*****	*****	*****	*****	*****
Moisture	*****	*****	*****	*****	*****	*****
Alkalies		*****	*****	*****		*****
Phosphorus	*****	*****	*****	*****	*****	*****
Sulfur	*****	*****	*****	*****	*****	*****
CSR		*****	*****	*****	*****	*****
Size <*****”	*****	*****	*****	*****	*****	*****
Size <*****”				*****		*****
Volatile Matter			*****	*****		*****
Bulk Density		*****	*****	*****		*****